UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2005

United Defense Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16821	52-2059782

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1525 Wilson Boulevard, Suite 700
Arlington, Virginia	22209

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 312-6100

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

     Item 1.01 Entry into a Material Definitive Agreement

     As previously announced and disclosed on a Form 8-K filed by United Defense Industries, Inc. (the “Company”) on March 7, 2005, the Company entered into an agreement and plan of merger (the “Merger Agreement”) dated March 6, 2005 with BAE Systems North America Inc. (“BAE”) and BAE’s wholly owned subsidiary, Ute Acquisition Company Inc. If the Merger Agreement is approved by the Company’s stockholders and if the other conditions in the Merger Agreement are met, BAE’s wholly owned subsidiary will merge into the Company, with the Company surviving, and each share of Company common stock will be converted into the right to receive $75.00 in cash.

     In connection with entering into the Merger Agreement, BAE’s parent entity, BAE Systems plc (“BAE Parent”), entered into a letter agreement dated March 6, 2005 with the Company (the “Letter Agreement”). Under the terms of the Letter Agreement, BAE Parent has agreed to as promptly as practicable call, give notice of, convene and hold a meeting of its shareholders to approve the merger. In addition, BAE Parent has unconditionally guaranteed BAE’s obligation to pay the merger consideration, subject to the terms and conditions of the Merger Agreement.

     The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached as exhibit 2.1.

     The Company is currently working with BAE on a development program for a ground vehicle self-defense system for the U.S. Army, and has also licensed certain vehicle electric drive technology to BAE.

Section 9 — Financial Statements and Exhibits

     Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit	Description
2.1	Letter Agreement, dated as of March 6, 2005, between United
Defense Industries, Inc. and BAE Systems plc

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DEFENSE INDUSTRIES, INC.

Date: March 9, 2005	By:	/s/ David V. Kolovat Name: David V. Kolovat
Title: Vice President, General Counsel and
Secretary

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EXHIBIT INDEX

Exhibit	Description

2.1	Letter Agreement, dated as of March 6, 2005, between United Defense Industries, Inc. and BAE Systems plc

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